Exhibit 99.2

2011 STATE STREET CORPORATION

SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

I.	Purpose

The purpose of the 2011 Senior Executive Annual Incentive Plan (the “Plan”) is to provide additional incentive and reward to senior executives of State Street Corporation (the “Company”) to achieve targeted levels of corporate financial performance. The terms of the Plan set forth herein shall, if approved by the shareholders of the Company, apply to awards for the 2012 performance year and later years. Awards for the 2011 performance year and earlier years shall be governed by the terms of the 2006 restated Senior Executive Annual Incentive Plan as in effect prior to effectiveness of this Plan.

II.	Eligibility and Participation

Participants in the Plan for any year shall include the Chief Executive Officer of the Company and such other key executives as may be designated as participants for such year by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company.

III.	Awards

The Committee shall annually grant awards to those persons who are participants for the year, and shall establish the goals (which may be specified as ranges) for such awards.

IV.	Performance Goals

No payment under an award granted under the Plan shall be made unless the performance goals specified with respect to the award are met or exceeded. Performance goals with respect to an award must be pre-established by the Committee not later than ninety (90) days after the beginning of the year with respect to which the award is granted or by such other time as may be required in order to qualify the award under Section 162 (m)(4)(C) of the Internal Revenue Code (the “Code”). The Committee may provide, not later than the deadline for establishing the performance goals for a year, that one or more of the measures of performance applicable to an award or awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/ or non-recurring items, litigation, or tax rate changes, occurring during the year that affect the applicable performance measure. Except as the Committee may otherwise determine (not later than the deadline for establishing the performance goals for a year), any measure of performance expressed on a per-share basis shall automatically be adjusted to the extent necessary to reflect any stock splits, reverse stock splits, stock dividends or similar changes to capitalization occurring during the year.

For purposes of the Plan, a “performance goal” means an objectively determinable target level of achievement based on any or any combination of the following criteria (determined on a consolidated basis or on the basis of one or more divisions, subsidiaries or business units) which may be determined on a U.S. Generally Accepted Accounting Principles (GAAP) or non-GAAP basis: earnings or earnings per share; return on equity; total stockholder return; revenue; market share; quality/service; organizational development; strategic initiatives (including acquisitions or dispositions); risk control; operating leverage; or expense.

V.	Terms

Each award under the Plan shall be subject to the following terms:

A.	No more than $10,000,000 shall be payable under an award to any participant for any award year. The foregoing limit shall be applied before taking into account any notional earnings on deferrals described in E. below.

B.	Subject to A. above, the Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded. In no event, however, shall any amount be payable under an award if the performance goals with respect to such award, or any of them, fails to be achieved.

C.	No payment shall be made with respect to an award until and unless the Committee shall have certified in writing (in such manner as shall be consistent with regulations under Section 162(m) of the Code) that the performance goals with respect to such award have been met.

D.	Except as provided in this paragraph and in E. below, all payments, if any, under an award shall be paid in cash as soon as practicable following certification by the Committee as described above. Notwithstanding the foregoing, the Committee may provide that some portion or all of any award payment be made in shares of common stock of the Company (“Stock”) in lieu of cash. Any shares of Stock delivered shall be issued under the Company’s 2006 Equity Incentive Plan or any successor plan thereto, as amended from time to time (the “Equity Incentive Plan”) and may include restricted stock, unrestricted stock, deferred stock or stock units (including restricted stock units). The number of shares of Stock delivered in lieu of any cash amount under an award (the “replaced cash portion”) shall be that number which equals the replaced cash portion divided by the fair market value of a share of Stock (determined without regard to any restrictions) on the date the Committee certifies under C. above that the performance goal or goals with respect to the award have been met. Awards delivered under the Equity Incentive Plan shall be governed by, and subject to the terms of, such Plan.

E.	Subject to such rules and limitations as the Committee may prescribe from time to time consistent with Section 409A of the Code, a participant may elect to have all or any portion of an award payment deferred (under the Company’s Management Supplement Savings Plan or such other arrangement as the Committee may specify) for a fixed term of years, until separation from service, death, disability, or until the occurrence of some other distribution event consistent with the requirements of Section 409A of the Code. Any amount so deferred shall be credited to the participant’s account on the books of the Company and shall represent an unfunded and unsecured liability of the Company to pay the amount so deferred plus such additional amount, if any, representing notional earnings on the deferral (“earnings”) as may be prescribed under the deferral rules. The portion of any award payable in stock units shall likewise represent an unfunded and unsecured promise by the Company to deliver shares in the future pursuant to the terms of the Equity Incentive Plan. Earnings with respect to a deferred award shall be limited so as to satisfy the requirements of Treas. Regs. § 1.162-27(e)(2)(iii)(B) (relating to reasonable rates of interest or other returns based on predetermined actual investments) and any limitations imposed by the Federal Deposit Insurance Corporation or similar limitations.

F.	To be entitled to payment under an award, a participant must be employed by the Company or one of its subsidiaries on December 31 of the award year, except as the Committee may otherwise determine. In addition, the Committee in its discretion may cause an award to a participant to be forfeited if the participant, although employed by the Company or a subsidiary on December 31 of the award year (or on such other date, if any, as may have been fixed by the Committee), has ceased to be employed by the Company and its subsidiaries prior to the date that other awards are (or, but for deferral, would be) paid for such year.

G.	The Committee in its discretion may reduce (including to zero) any amount otherwise payable under an award, with or without specifying its reasons for doing so.

VI.	Actions Binding, No Right To Employment, etc.

The Committee shall have complete discretion to construe and administer the Plan, to determine eligibility for awards, to determine performance goals, to determine whether or not any performance goal has been satisfied, to determine the amount of payment under any award, and otherwise to do all things necessary or appropriate to carry out the Plan. Actions by the Committee under the Plan shall be conclusive and binding on all persons.

Nothing in the Plan or in any award shall entitle any participant to continued employment with the Company and its subsidiaries, and the loss of benefits or potential benefits under an award shall in no event constitute an element of damages in any action brought against the Company or its subsidiaries.

The Committee may at any time amend the Plan or awards made under the Plan. The Committee may terminate the Plan at any time.